Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated January 2, 2018, relating to the balance sheet of One Madison Corporation as of September 30, 2017, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 13, 2017 (date of inception) to September 30, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 2, 2018